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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-17593, Form S-8 No. 333-11281, Form S-8 No. 333-39693, Form S-
8 No. 333-29787 and Form S-3 No. 333-36557), of Premiere Technologies, Inc. and in the related prospectuses of our report dated April 6, 1998, with respect to the consolidated financial statements of Xpedite Systems, Inc. for the three years ended December 31, 1997 included in the current report (Form 8-K/A) of Premiere Technologies, Inc., filed with the Securities and Exchange Commission.


ERNST & YOUNG, LLP
MetroPark, New Jersey
April 6, 1998